Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5423                                                                                   TEL. 978/289-1500                                                        www.drc.com

DYNAMICS RESEARCH CORPORATION
REPORTS SECOND QUARTER 2008 RESULTS

--- Strong Bookings, Pending Kadix Acquisition Prompt Company to Raise Projections ---

Andover, Mass.—July 31, 2008—Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the second quarter ended June 30, 2008.

Financial Results

The Company reported revenue of $55.3 million and earnings of $0.17 per diluted share for the second quarter of 2008, compared with revenue of $58.0 million and earnings of $0.16 per diluted share for the same period in 2007.

For the six months ended June 30, 2008 revenue was $111.8 million compared with $114.8 million for the same period in 2007.  For the six month period ended June 30, 2008 the net loss was $3.6 million, or $0.38 per diluted share, which included a first quarter 2008 provision for litigation of $8.8 million, which reduced earnings by $0.70 per diluted share.  Excluding the litigation provisions in 2008 and 2007, net income would have been $3.1 million, or $0.32 per diluted share for the six months ended June 30, 2008, compared with $2.7 million, or $0.29 per diluted share for the same period in 2007.

Business Highlights

“The second quarter 2008 results mark the eighth consecutive quarter of year-over-year earnings increases,” said Jim Regan, DRC’s chairman and chief executive officer.  “We continue to transition our business mix away from lower-end small business set-aside advisory and assistance services work to higher-end value added services.  Revenue growth in the first half of the year has been strong in the military training, homeland security, and state child welfare system businesses.  The profit increase generated from this shift to a more favorable mix fully offsets the on-going loss of Advisory & Assistance Services work of approximately $5 million per quarter on the year-over-year comparisons with the prior year.”

“In the business development area we have had another very successful quarter,” Regan continued.  “Our book-to bill ratio was 1.2 to 1, and our new business wins for the quarter were $26 million in total contract value.  For the first half of the year the annual revenue value of our new business wins totaled an estimated $60 million, surpassing the $54 million total for all of 2007.”

“Looking forward the outlook for growth in the military training, homeland security, federal civilian agency and state businesses remains strong.  Further, the pending acquisition of Kadix Systems, LLC, announced today, which we plan to complete in the next few days, significantly strengthens our presence in a large high-growth market and will accelerate our market penetration with the Department of Homeland Security,” Regan concluded.

Company Guidance

The Company’s estimate for revenue for 2008, including the acquired Kadix operations from the expected date of acquisition, is in the range of $240 to $250 million.  Regarding earnings for the year, excluding the $0.70 litigation provision taken in the first quarter, the Company anticipates results to be in the range of $0.72 to $0.78 per diluted share.  For the third quarter of 2008 the Company anticipates revenue in the range of $63 to $65 million and earnings per diluted share of $0.17 to $0.20.

Conference Call

The Company will conduct a second quarter 2008 conference call on Thursday, July 31, 2008 at 4:30 p.m. ET.  The call will be available via telephone at (877) 741-4251, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #4038479, beginning at 7:30 p.m. ET July 31, 2008 through 11:59 p.m. ET August 7, 2008.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers forward-thinking solutions backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts; Reston, Virginia; and Fairborn, Ohio.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

The non-GAAP measures used by the Company exclude the provision for litigation charges and related effect for income taxes.  The required reconciliations and other disclosures for the non-GAAP measures used by the Company are set forth later in this press release and/or the Current Report on Form 8-K furnished with the SEC on July 31, 2008.

CONTACTS:	Investors:	Dave Keleher	Media:	Duyen "Jen" Truong,
		SVP and Chief Financial Officer		Sage Communications (for DRC)
		978.289.1615		703.584.5645
		dkeleher@drc.com		duyent@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2008	2007
Contract revenue	$53,708	$57,030
Product sales	1,585	980
Total revenue	55,293	58,010

Cost of contract revenue	45,599	47,460
Cost of product sales	1,393	1,200
Total cost of revenue	46,992	48,660

Gross profit on contract revenue	8,109	9,570
Gross profit (loss) on product sales	192	(220)
Total gross profit	8,301	9,350

Selling, general and administrative expenses	5,147	5,763
Amortization of intangible assets	510	651
Operating income	2,644	2,936
Interest expense, net	(142)	(473)
Other income, net	239	122
Income before provision for income taxes	2,741	2,585
Provision for income taxes	1,112	1,071
Net income	$1,629	$1,514

Earnings per common share
Basic	$0.17	$0.16
Diluted	$0.17	$0.16

Weighted average shares outstanding
Basic	9,443,347	9,317,297
Diluted	9,724,839	9,650,919

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Six Months Ended
	June 30,
	2008	2007
Contract revenue	$108,481	$112,942
Product sales	3,290	1,848
Total revenue	111,771	114,790

Cost of contract revenue	91,811	94,393
Cost of product sales	2,998	2,348
Total cost of revenue	94,809	96,741

Gross profit on contract revenue	16,670	18,549
Gross profit (loss) on product sales	292	(500)
Total gross profit	16,962	18,049

Selling, general and administrative expenses	10,548	11,361
Provision for litigation	8,819	181
Amortization of intangible assets	1,019	1,301
Operating income (loss)	(3,424)	5,206
Interest expense, net	(281)	(929)
Other income, net	168	255
Income (loss) before provision for income taxes	(3,537)	4,532
Provision for income taxes	90	1,895
Net income (loss)	$(3,627)	$2,637

Earnings (loss) per common share
Basic	$(0.38)	$0.28
Diluted	$(0.38)	$0.27

Weighted average shares outstanding
Basic	9,430,607	9,308,558
Diluted	9,430,607	9,609,575

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$108	$2,006
Contract receivables, net	64,239	63,570
Prepaid expenses and other current assets	2,723	2,508
Total current assets	67,070	68,084
Noncurrent assets
Property and equipment, net	9,576	10,182
Goodwill	63,055	63,055
Intangible assets, net	2,050	3,069
Deferred tax asset	1,484	1,484
Other noncurrent assets	4,303	4,079
Total noncurrent assets	80,468	81,869
Total assets	$147,538	$149,953
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$13,626	$12,163
Accrued compensation and employee benefits	13,433	13,409
Deferred taxes	5,696	8,486
Other accrued expenses	12,727	3,078
Total current liabilities	45,482	37,136
Long-term liabilities
Long-term debt	607	7,737
Other long-term liabilities	7,931	8,576
Total stockholders' equity	93,518	96,504
Total liabilities and stockholders' equity	$147,538	$149,953

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
National defense and intelligence agencies	$37,217	$45,219	$78,245	$89,850
Federal civilian agencies	8,362	7,924	16,240	15,487
State and local government agencies	7,365	3,767	12,609	7,315
Other	764	120	1,387	290
	$53,708	$57,030	$108,481	$112,942

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Time and materials	46%	56%	50%	56%
Cost reimbursable	21	22	20	22
Fixed price, including service-type contracts	33	22	30	22
	100%	100%	100%	100%

Prime contract	64%	57%	62%	56%
Sub-contract	36	43	38	44
	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net cash provided by (used in) operating activities	$3,873	$11,562	$5,497	$(5,753)
Capital expenditures	$411	$231	$813	$740
Depreciation	$719	$751	$1,419	$1,576
Bookings	$65,200	$56,557	$128,250	$135,119

	June 30,	December 31,
	2008	2007
Funded backlog	$115,414	$116,471
Employees	1,272	1,414

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (unaudited) (continued)
(in thousands, except share and per share data)

	Six Months Ended
	June 30,
	2008	2007
Contract revenue	$108,481	$112,942
Product sales	3,290	1,848
Total revenue	111,771	114,790

Cost of contract revenue	91,811	94,393
Cost of product sales	2,998	2,348
Total cost of revenue	94,809	96,741

Gross profit on contract revenue	16,670	18,549
Gross profit (loss) on product sales	292	(500)
Total gross profit	16,962	18,049

Selling, general and administrative expenses	10,548	11,361
Amortization of intangible assets	1,019	1,301
Non-GAAP operating income	5,395	5,387
Interest expense, net	(281)	(929)
Other income, net	168	255
Non-GAAP income before provision for income taxes	5,282	4,713
Non-GAAP provision for income taxes	2,214	1,967
Non-GAAP net income	$3,068	$2,746

Non-GAAP Earnings per common share
Basic	$0.33	$0.29
Diluted	$0.32	$0.29

Weighted average shares outstanding
Basic	9,430,607	9,308,558
Diluted (Non-GAAP for 2008)	9,721,165	9,609,575

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (unaudited)
(in thousands, except share and per share data)

	Six Months Ended
	June 30,
	2008	2007
GAAP operating income (loss)	$(3,424)	$5,206
Provision for litigation	8,819	181
Non-GAAP operating income	$5,395	$5,387

GAAP income (loss) before provision for income taxes	$(3,537)	$4,532
Provision for litigation	8,819	181
Non-GAAP income before provision for income taxes	$5,282	$4,713

GAAP provision (benefit) for income taxes	$90	$1,895
Tax benefit for provision for litigation	2,124	72
Non-GAAP provision for income taxes	$2,214	$1,967

GAAP net income (loss)	$(3,627)	$2,637
Provision for litigation, net of tax benefit	6,695	109
Non-GAAP net income	$3,068	$2,746

Earnings (loss) per common share
GAAP Basic	$(0.38)	$0.28
Per share effect of provision for litigation	0.71	0.01
Non-GAAP Basic	$0.33	$0.29

GAAP Diluted	$(0.38)	$0.27
Per share effect of provision for litigation	0.70	0.02
Non-GAAP Diluted	$0.32	$0.29

Weighted average shares outstanding
GAAP and Non-GAAP Basic	9,430,607	9,308,558
GAAP Diluted	9,430,607	9,609,575
Non-GAAP Diluted	9,721,165	9,609,575